UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

HOTH THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

HOTH THERAPEUTICS, INC.
1 Rockefeller Plaza, Suite 1039

New York, NY 10020

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 15, 2022

To the Shareholders of Hoth Therapeutics, Inc.:

The 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) of Hoth Therapeutics, Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”), will be held on Wednesday, June 15, 2022, at 12:00 p.m. Eastern Time. The 2022 Annual Meeting will be a completely virtual meeting which will be conducted via live webcast. You will be able to attend the 2022 Annual Meeting by visiting www.virtualshareholdermeeting.com/HOTH2022.

In addition to voting by submitting your proxy prior to the 2022 Annual Meeting, you also will be able to vote your shares electronically during the 2022 Annual Meeting. Further details regarding the virtual meeting are included in the accompanying proxy statement. At the 2022 Annual Meeting, the holders of our outstanding common stock will act on the following matters:

1. To elect members of the Company’s board directors (the “Board”) to serve for a one-year term to expire at the 2023 annual meeting of shareholders;

2. To ratify the appointment of WithumSmith+Brown, PC (“Withum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3. To approve the Hoth Therapeutics, Inc. 2022 Omnibus Equity Incentive Plan (the “2022” Plan);

4. To grant discretionary authority to the Company’s Board to (A) amend the Company’s Articles of Incorporation, as amended, to effect one or more consolidations of the issued and outstanding shares of common stock of the Company pursuant to which the shares of common stock would be combined and reclassified into one share of common stock at a ratio within the range from 1-for-2 up to 1-for-20 (the “Reverse Stock Split”) and (B) arrange for the disposition of fractional interests by shareholders entitled thereto by entitling such shareholders to receive from the Company's transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number, provided that, (X) that the Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-20, and (Y) any Reverse Stock Split is completed no later than June 15, 2023; and

5. To transact such other business as may properly be brought before the 2022 Annual Meeting or any adjournment or postponement thereof.

Our Board unanimously recommends that you vote “FOR” the election of our Board’s director nominees (Proposal 1), “FOR” the ratification of the appointment of Withum as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2) and “FOR” the approval of the 2022 Plan (Proposal 3) and “FOR” granting discretionary authority to the Company’s Board to effect the Reverse Stock Split (Proposal 4).

Instead of mailing a printed copy of our proxy materials to all of our shareholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about *, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record on our books at the close of business on *, 2022, the record date for the 2022 Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

If you are a shareholder of record, you may vote in one of the following ways:

●	Vote over the Internet, by going to www.proxyvote.com (have your Notice or proxy card in hand when you access the website);

●	Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided;

●	Vote by phone by calling 1-800-690-6903; or

●	Vote online at the 2022 Annual Meeting at www.virtualshareholdermeeting.com/HOTH2022.

If your shares are held in “street name,” meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

The 2022 Annual Meeting will be a virtual shareholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The 2022 Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/HOTH2022 and entering your 16-digit control number (included on the Notice mailed to you).

Whether or not you plan to attend the 2022 Annual Meeting virtually, we urge you to take the time to vote your shares.

By Order of the Board of Directors,

/s/ Robb Knie
Robb Knie
Chief Executive Officer, President and Director

New York, NY

*, 2022

HOTH THERAPEUTICS, INC.
1 Rockefeller Plaza, Suite 1039

New York, NY 10020

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 15, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING TO BE HELD ON WEDNESDAY, JUNE 15, 2022

Copies of this proxy statement, the form of proxy card and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”) are available without charge at www.ProxyVote.com, by telephone at 1-800-579-1639, by email to sendmaterial@proxyvote.com, or by notifying our Corporate Secretary, in writing, at Hoth Therapeutics, Inc., 1 Rockefeller Plaza, Suite 1039, New York, NY 10020.

The board of directors (“Board” or “Board of Directors”) of Hoth Therapeutics, Inc. (“Company,” “we,” “us,” or “our”) is soliciting the enclosed proxy for use at its 2022 annual meeting of shareholders (the “2022 Annual Meeting”). The 2022 Annual Meeting will be held on June 15, 2022 at 12:00 p.m. Eastern Time, and will be a completely virtual meeting which will be conducted via live webcast. You will be able to attend the 2022 Annual Meeting by visiting www.virtualshareholdermeeting.com/HOTH2022.

On or about *, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders (other than those who previously requested electronic or paper delivery of proxy materials), directing shareholders to a website where they can access our proxy materials, including this proxy statement and the 2021 Annual Report, and view instructions on how to vote. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

i

FREQUENTLY ASKED QUESTIONS

The following questions and answers present important information pertaining to the 2022 Annual Meeting:

Q: Why are we holding the 2022 Annual Meeting?

A: As a matter of good corporate practice, and in compliance with applicable corporate law and the Nasdaq Stock Market Rules, we hold a meeting of shareholders annually. This year’s meeting will be held on June 15, 2022. There will be at least four items of business that must be voted on by our shareholders at the 2022 Annual Meeting, and our Board is seeking your proxy to vote on these items. This proxy statement contains important information about us and the matters that will be voted on at the 2022 Annual Meeting. Please read these materials carefully so that you have the information you need to make informed decisions.

Q: Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A: In accordance with the rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this proxy statement and our 2021 Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which we will begin mailing to our shareholders on or about *, 2022, will instruct you as to how you may access and review all of the proxy materials over the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q: Who is entitled to vote?

A: Only shareholders of record as of the close of business on *, 2022 (the “Record Date”) will be entitled to notice of, and to vote at, the 2022 Annual Meeting. A list of shareholders eligible to vote at the 2022 Annual Meeting is available for inspection at any time up to the 2022 Annual Meeting. If you would like to inspect the list, please call our Corporate Secretary at (646) 756-2997 to arrange a visit to our offices.

Q: How many shares of common stock can vote?

A: There were * shares of common stock issued and outstanding as of the close of business on the Record Date. Each shareholder entitled to vote at the 2022 Annual Meeting may cast one vote for each share of common stock owned by him, her or it which has voting power upon each matter considered at the 2022 Annual Meeting.

Q: What may I vote on?

A: You may vote on the following matters:

1. the election of members of the Board to serve for a one-year term to expire at the 2023 annual meeting of shareholders;

2. the ratification of the appointment of WithumSmith+Brown, PC (“Withum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3. the approval of the Hoth Therapeutics, Inc. 2022 Omnibus Equity Incentive Plan (the “2022 Plan”);

4. granting discretionary authority to the Company’s Board to (A) amend the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to effect one or more consolidations of the issued and outstanding shares of common stock of the Company pursuant to which the shares of common stock would be combined and reclassified into one share of common stock at a ratio within the range from 1-for-2 up to 1-for-20 (the “Reverse Stock Split”) and (B) arrange for the disposition of fractional interests by shareholders entitled thereto by entitling such shareholders to receive from the Company's transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number, provided that, (X) that the Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-20, and (Y) any Reverse Stock Split is completed no later than June 15, 2023; and

5. any other business that may properly come before the 2022 Annual Meeting and any adjournment or postponement thereof.

Q: Will any other business be presented for action by shareholders at the 2022 Annual Meeting?

A: Management knows of no business that will be presented at the 2022 Annual Meeting other than Proposals 1, 2,3 and 4. If any other matter properly comes before the 2022 Annual Meeting, the person named as proxy in the proxy card intends to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with his judgment on the matter.

Q: How does the Board recommend that I vote on each of the proposals?

A: Our Board recommends a vote “FOR” the director nominees (Proposal 1), “FOR” the ratification of the appointment of Withum as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2) and “FOR” the approval of the 2022 Plan (Proposal 3) and “FOR” granting discretionary authority to the Company’s Board to effect the Reverse Stock Split (Proposal 4).

Q: How do I vote my shares?

A: The answer depends on whether you own your shares of common stock directly (that is, you hold shares that show your name as the registered shareholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own your shares directly (i.e., you are a “registered shareholder”): your proxy is being solicited directly by us, and you can vote by mail, over the Internet, over the phone or you can vote at the 2022 Annual Meeting if you virtually attend the meeting.

If you wish to vote by mail, please do the following: (i) sign and date the proxy card, (ii) mark the boxes indicating how you wish to vote, and (iii) return the proxy card in the prepaid envelope provided. If you sign your proxy card but do not indicate how you wish to vote, the proxy will vote your shares “FOR” the director nominees, “FOR” the ratification of the appointment of Withum as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and “FOR” the approval of the 2022 Plan, and “FOR” granting discretionary authority to our Board to effect the Reverse Stock Split, and, in his discretion, on any other matter that properly comes before the 2022 Annual Meeting. Unsigned proxy cards will not be counted.

If you wish to vote over the Internet, go to www.proxyvote.com. Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. There may be costs associated with electronic access, such as usage charges from Internet access providers that must be paid by the shareholder. The Internet voting procedures are designed to authenticate a shareholder’s identity to allow a shareholder to vote his, her or its shares and confirm that his, her or its instructions have been properly recorded. Voting over the Internet authorizes the named proxy to vote your shares in the same manner as if you had submitted a validly executed proxy card.

If you wish to vote by telephone, you may vote by calling 1-800-690-6903.

If you wish to vote during the meeting, go to www.virtualshareholdermeeting.com/HOTH2022. You will be able to attend the 2022 Annual Meeting online, vote your shares electronically until voting is closed and submit your questions during the 2022 Annual Meeting.

If you hold your shares through a broker, bank or other nominee: If you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares virtually at the 2022 Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares, giving you the right to vote the shares virtually at the 2022 Annual Meeting. A voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote via the Internet or by telephone. Please refer to the instructions provided with your voting instruction card for information about voting. See also “Will my shares be voted if I do not return my proxy?” below.

Q: What is a proxy?

A: A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxy Robb Knie, our Chief Executive Officer. He may act on your behalf, and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to virtually attend the 2022 Annual Meeting, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be voted.

Q: Will my shares be voted if I do not return my proxy?

A: If your shares are registered directly in your name, your shares will not be voted if you do not vote by returning your proxy by mail, over the phone or over the Internet before the 2022 Annual Meeting or virtually at the 2022 Annual Meeting.

If your shares are held in “street name,” your brokerage firm, bank or other nominee may, under certain circumstances, vote your shares if you do not timely return your voting instructions. Brokers, banks or other nominees can vote their customers’ unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return voting instructions to your brokerage firm, bank or other nominee to vote your shares, your brokerage firm, bank or other nominee may, on discretionary matters, either vote your shares or leave your shares unvoted.

Proposal 1, election of directors, is a non-discretionary matter. If you do not instruct your brokerage firm, bank or other nominee how to vote with respect to this proposal, your brokerage firm, bank or other nominee may not vote with respect to this proposal and those shares that would have otherwise been entitled to be voted will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank, brokerage firm or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

Proposal 2, ratification of the selection of our independent registered public accounting firm, is considered a discretionary matter, and your brokerage firm, bank or other nominee will be able to vote on this proposal even if it does not timely receive instructions from you, so long as it holds your shares in its name.

Proposal 3, approval of the 2022 Plan, is a non-discretionary matter. If you do not instruct your brokerage firm how to vote with respect to this proposal, your brokerage firm may not vote with respect to this proposal and those shares that would have otherwise been entitled to be voted will be counted as “broker non-votes.”

Proposal 4, granting discretionary authority to the Board to effect the Reverse Stock Split, is a discretionary matter and your brokerage firm, bank or other nominee will be able to vote on this proposal even if it does not timely receive instructions from you, so long as it holds your shares in its name.

We encourage you to timely provide voting instructions to your brokerage firm, bank or other nominee. This ensures that your shares will be voted at the 2022 Annual Meeting according to your instructions. You should receive directions from your brokerage firm, bank or other nominee about how to submit your voting instructions to them.

Q: What if I want to change my vote or revoke my proxy?

A: If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the 2022 Annual Meeting. To do so, you must do one of the following:

1. Vote over the Internet as instructed above. Only your latest Internet vote is counted. You may not revoke or change your vote over the Internet after 11:59 p.m. Eastern Time on June 14, 2022.

2. Sign a new proxy and submit it by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 who must receive the proxy card no later than June 14, 2022. Only your latest dated proxy will be counted.

3. Virtually attend the 2022 Annual Meeting and vote electronically at the meeting. Virtually attending the 2022 Annual Meeting alone will not revoke your Internet vote or proxy submitted by mail, as the case may be.

4. Give our Corporate Secretary written notice before or at the 2022 Annual Meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm, or other nominee. You may also vote electronically at the 2022 Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a broker’s legal proxy as described in the answer to the question “How do I vote my shares?” above.

Q: What is a quorum?

A: The holders of a majority of the * shares of common stock outstanding as of the Record Date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the 2022 Annual Meeting. If you choose to have your shares represented by proxy at the 2022Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance at the 2022 Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the 2022 Annual Meeting until a quorum is present.

Q: What vote is required to approve each matter and how are votes counted?

A: The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	“FOR” “AGAINST” “ABSTAIN”	None(1)	No(3)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the 2022 Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

Proposal No. 3: Approval of the Hoth Therapeutics, Inc. 2022 Omnibus Equity Incentive Plan	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the 2022 Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None (5)	No(6)

Proposal No. 4: Granting discretionary authority to the Company’s Board of Directors to effect the Reverse Stock Split	The affirmative vote of a majority of the Company’s issued and outstanding shares as of the Record Date.	“FOR” “AGAINST” “ABSTAIN	(7)	Yes(8)

(1) A vote marked as “ABSTAIN” will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.

(2) A vote marked as “ABSTAIN” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.

(3) As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.

(4) As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

(5) A vote marked as “ABSTAIN” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.

(6) As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.

(7) Abstentions will have the effect of a vote against this proposal.

(8) As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

Q: What if additional proposals are presented at the 2022 Annual Meeting?

A: We do not intend to bring any other matter for a vote at the 2022 Annual Meeting, and we do not know of anyone else who intends to do so. However, with respect to any other business that properly comes before the 2022 Annual Meeting, your proxy is authorized to vote on your behalf using his judgment.

Q: Do the directors and officers of the Company have an interest in the outcome of the matters to be voted on?

A: Members of the Board have an interest in Proposal 1, the election to the Board of the four director nominees set forth herein and Proposal 3, approval of the 2022 Plan. Members of the Board and officers of the Company do not have any interest in Proposal 2, the ratification of the appointment of the Company’s independent registered public accounting firm and Proposal 4, granting the Board of Directors discretionary authority to effect the Reverse Stock Split.

Q: How many shares do the affiliates, directors and officers of the Company beneficially own, and how do they plan to vote their shares?

A: Directors and executive officers, who, as of the Record Date, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following the Record Date) of approximately *% of our outstanding common stock and are expected to vote in favor of the election of the four director nominees set forth in this proxy statement, in favor of the ratification of the appointment of Withum as our independent registered public accounting firm for the fiscal year ending December 31, 2022, in favor of the adoption of the 2022 Plan, and in favor of granting our Board discretionary authority to effect the Reverse Stock Split.

Q: Who will count the votes?

A: Jane H. Springer, our Vice President of Operations, will serve as our inspector of elections and will count the votes cast by proxy and the votes cast in person at the 2022 Annual Meeting.

Q: Who can attend the 2022 Annual Meeting?

A: All shareholders are invited to attend the 2022 Annual Meeting.

Q: How do I attend the 2022 Annual Meeting?

A: The 2022 Annual Meeting will be held on June 15, 2022 at 12:00 p.m. Eastern Time in a virtual format online at www.virtualshareholdermeeting.com/HOTH2022.

Q: Why a virtual meeting?

A: We are pleased to offer our shareholders a completely virtual 2022 Annual Meeting, which provides worldwide access, improved communication and cost savings for our shareholders and the Company.

Q: What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

A: We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Q: Are there any expenses associated with collecting the shareholder votes?

A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our shareholders. We do not anticipate hiring an agency to solicit votes from shareholders at this time; however, if we determine that such action would be appropriate or necessary, we would pay the cost of such service. Our officers and other employees may solicit proxies in person or by telephone but will receive no special compensation for doing so.

Q: Do I have Dissenters’ Rights of Appraisal?

A: Our shareholders do not have appraisal rights under Nevada law or under our governing documents with respect to the matters to be voted upon at the 2022 Annual Meeting.

Q: Where can you find the voting results?

A: Voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the 2022 Annual Meeting.

Q: Who is our Independent Registered Public Accounting Firm, and will they be represented at the 2022 Annual Meeting?

A: Withum served as our independent registered public accounting firm for the fiscal year ended December 31, 2021 and audited our financial statements for such fiscal year as of December 31, 2021. Withum has been selected by the audit committee to serve in the same role and to provide the same services for the fiscal year ending December 31, 2022. We expect that one or more representatives of Withum will be virtually present at the 2022 Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the 2022 Annual Meeting.

Q: How do I obtain an Annual Report on Form 10-K?

A: If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that we filed with the SEC, we will send you one without charge. Please write to:

Hoth Therapeutics, Inc.

1 Rockefeller Plaza, Suite 1039

New York, New York 10020

Attn: Corporate Secretary

All of our SEC filings are also available free of charge under the heading “SEC Filings” in the “Investors” section of our website at www.hoththerapeutics.com.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board currently consists of four directors, and their terms will expire at the 2022 Annual Meeting. Directors are elected at the annual meeting of shareholders each year and hold office until their resignation or removal or their successors are duly elected and qualified.

Robb Knie, David Sarnoff, Graig Springer and Wayne Linsley have each been nominated to serve as directors and have agreed to stand for election. If the nominees are elected at the 2022 Annual Meeting, then each nominee will serve for a one-year term expiring at the 2023 annual meeting of shareholders and until his successor is duly elected and qualified.

Under our Amended and Restated Bylaws, a plurality of the votes cast at the 2022 Annual Meeting is required to elect a nominee as a director. With respect to Proposal 1, you may vote FOR, AGAINST or ABSTAIN with respect to each director nominee. Any nominee receiving more votes FOR than AGAINST will be elected. If you ABSTAIN, your shares will be counted as present and entitled to vote for purposes of establishing a quorum but will not be counted for purposes of determining the number of votes cast. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held by your brokerage firm, bank or other nominee in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm, bank or other nominee cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms, or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or AGAINST any nominee. As a result, such “broker non-votes” or voting to ABSTAIN will have no effect on the voting on Proposal 1.

If no contrary indication is made, proxies will be voted “FOR” Robb Knie, David Sarnoff, Graig Springer and Wayne Linsley or, in the event that any such individual is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.

Recommendation of our Board

Our Board unanimously recommends that the shareholders vote “FOR” the election of all of our director nominees at the 2022 Annual Meeting.

Nominees for Election to the Board

Nominee	Age	Position(s)
Robb Knie	53	President, Chief Executive Officer and Director
David Sarnoff	54	Director
Graig Springer	42	Director
Wayne Linsley	65	Director

Nominees for Election to the Board for a Term Expiring at the 2023 Annual Meeting of Shareholders

Robb Knie

Robb Knie has served as President and Chief Executive Officer and as a director of the Company since May 2017 and served as our principal financial and accounting officer from June 2018 until March 2019. Since October 15, 2020, Mr. Knie has served as the Chief Executive Officer, Chief Financial Officer and chairman of the board of directors of FoxWayne Enterprises Acquisition Corp. (Nasdaq: FOXW). Mr. Knie served as the President of Lifeline Industries Inc. since its inception in 1995. From 2002 to 2010 he was a Semiconductor Analyst for PAW Partners. From 1993 until 1995, Mr. Knie served as Northeast Regional Manager of American Express Financial Advisors. Mr. Knie has served as a board member for Nasdaq-listed companies. He has been featured on Bloomberg, The Wall Street Journal and Forbes Magazine as an Independent Equity Analyst. Mr. Knie has over 20 years of equity markets experience. Mr. Knie has been a member of the American Chemical Society, Institute of Electrical and Electronics Engineers, as well as The National Alliance for Youth Sports. We believe that Mr. Knie is qualified to serve as a director because of his business and leadership experience and experience as a board member of public companies in the healthcare industry.

David Sarnoff

David Sarnoff has served as a director of the Company since August 2018. Since June 2015, Mr. Sarnoff has served as the founder and Principal of Sarnoff Group, LLC, and since January 2019, he has served as the Director of Strategic Partnerships and Executive Leadership Coach at Loeb Leadership. In addition, since December 2021, Mr. Sarnoff has served as Adjunct Faculty at iCoach New York with respect to a professional coaching program. From October 2003 until June 2015, Mr. Sarnoff served as the co-founder and Principal of Morandi, Taub & Sarnoff LLC, an executive search firm, and from July 1998 until October 2003 he served as a Legal Recruiter for Schneider Legal Search, Inc. From August 1994 until July 1998, Mr. Sarnoff served as a litigation associate attorney at Wachtel Missry LLP (formerly known as Gold & Wachtel LLP). Since July 2018, Mr. Sarnoff has served as a member of the advisory committee of the New Jersey Association of School Resource Officers. From January 2015 until January 2018, Mr. Sarnoff served as board President of Fort Lee Board of Education and served as a board member from January 2013 through January 2019. In September of 2020, Mr. Sarnoff was appointed to a three year term on the Diversity, Equity & Inclusion Committee of the New York City Bar Association. Mr. Sarnoff received his Juris Doctor from Rutgers University School of Law and his bachelor of arts from Hofstra University. Mr. Sarnoff is admitted to the New York and New Jersey (retired status) state bars. We believe that Mr. Sarnoff is qualified to serve as a director because of his legal experience as well as his extensive experience in executive leadership and business development.

Graig Springer

Graig Springer has served as a director of the Company since February 2020. Since April 2021, Mr. Springer has served as Vice President for Brookfield Asset Management Inc. (“Brookfield”) in their Legal and Regulatory Department, and from August 2020 to April 2021, he served as a consultant to Brookfield. From May 2019 to August 2019, Mr. Springer assisted with product development and governance at Invesco U.S., an investment management company, and from December 2013 to May 2019, he served in various capacities at OppenheimerFunds, Inc., an investment management company acquired by Invesco U.S., including distribution compliance and product development. In addition, Mr. Springer served on the Sub-Adviser Oversight Committee at OppenheimerFunds, Inc. Mr. Springer received his bachelor of arts from Columbia University and his Juris Doctor from Fordham University School of Law. Mr. Springer also holds a Series 7 and a Series 24 license. We believe that Mr. Springer is qualified to serve as a director because of his fifteen years of experience within the financial services industry overseeing and advising firms’ compliance with federal rules and regulations.

Wayne Linsley

Wayne D. Linsley has served as a director of the Company since April 2020. Mr. Linsley has been in business management for over 40 years. He possesses a wide and varied skillset including sales and sales management, finance (for both public and private companies), accounting, audit support and financial reporting. He has a bachelor’s in business administration from Siena College in Loudonville, NY.  From 2009 to September 2021 he worked for a financial reporting firm that works with publicly traded companies. He has extensive knowledge of financial statements, MD&A, SEC Filings (10-K, 10-Q, 8-K, etc.) Edgar, etc. He often negotiated on behalf of clients in such areas as audit fees, transfer agents, Edgar companies, etc.  He currently serves as an independent director for DatChat Inc. (Nasdaq: DATS), serving the chair of its audit committee, compensation committee and nominating and corporate governance committee, and Silo Pharma, Inc.  (OTCQB: SILO). We believe Mr. Linsley is qualified to serve as a member of the Board because his business management experience.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that our Company is managed for the long-term benefit of our shareholders. This section describes key corporate governance practices that we have adopted. We have adopted a Code of Business Conduct and Ethics which applies to all of our officers, directors and employees and charters for our audit committee, our compensation committee and our nominating and corporate governance committee. We have posted copies of our Code of Business Conduct and Ethics, as well as each of our committee charters, on the Corporate Governance page of the Investors section of our website, www.hoththerapeutics.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any shareholder upon written request to Hoth Therapeutics, Inc., 1 Rockefeller Plaza, Suite 1039, New York, NY 10020, Attn: Corporate Secretary.

Director Independence

Our Board of Directors has determined that a majority of the Board consists of members who are currently “independent” as that term is defined under Nasdaq Listing Rule 5605(a)(2). The Board considers Wayne Linsley, David Sarnoff and Graig Springer to be “independent.”

Board Leadership Structure and Role in Risk Oversight

The Company does not have a formal policy regarding the separation of its Chair and Chief Executive Officer positions. Robb Knie serves as Chairman of the Board and Chief Executive Officer of the Company. Due to the size of our Company, we believe that this structure is appropriate. We believe that the fact that three of the four members of the Board are independent reinforces the independence of the Board in its oversight of our business and affairs, and provides for objective evaluation and oversight of management’s performance, as well as management accountability. Furthermore, the Board believes that Mr. Knie is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of corporate strategy. In addition, the Board believes that the combined role of Chairman and Chief Executive Officer strengthens the communication between the Board and management. Further, as the individual with primary responsibility for managing day-to-day operations, Mr. Knie is best positioned to chair regular Board meetings and ensure that key business issues and risks are brought to the attention of our Board. We therefore believe that the creation of a lead independent director position is not necessary at this time.

Board Meetings

During the fiscal year ended December 31, 2021, our Board held two meetings. All of the directors attended every meeting of our Board. In addition, our audit committee met four times and our compensation committee and our nominating and corporate governance committee did not meet during the fiscal year ended December 31, 2021. All of the directors attended every committee meeting.

Committees of Our Board of Directors

Our Board of Directors directs the management of our business and affairs, as provided by Nevada law, and conducts its business through meetings of the Board of Directors and its standing committees. We have a standing audit committee, compensation committee and nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.

Our Board of Directors has determined that all of the members of the audit committee, the compensation committee and the nominating and corporate governance committee are independent as defined under the applicable rules of The Nasdaq Capital Market, including, in the case of all of the members of our audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). In making such determination, the Board of Directors considered the relationships that each director has with our Company and all other facts and circumstances that the Board of Directors deemed relevant in determining director independence, including the beneficial ownership of our capital stock by each director.

Audit Committee

Our audit committee is responsible for, among other things:

●	approving and retaining the independent registered public accounting firm to conduct the annual audit of our consolidated financial statements;

●	reviewing the proposed scope and results of the audit;

●	reviewing and pre-approval of audit and non-audit fees and services;

●	reviewing accounting and financial controls with our independent registered public accounting firm and our financial and accounting staff;

●	reviewing and approving transactions between us and our directors, officers and affiliates;

●	establishing procedures for complaints received by us regarding accounting matters;

●	overseeing internal audit functions, if any; and

●	preparing the report of the audit committee that the rules of the SEC require to be included in our annual meeting proxy statement.

Our audit committee consists of Wayne Linsley, David Sarnoff and Graig Springer, with Wayne Linsley serving as chair. Each member of our audit committee meets the financial literacy requirements of the Nasdaq rules. In addition, our Board of Directors has determined that Wayne Linsley qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Our Board of Directors adopted a written charter for the audit committee, which is available on our website at www.hoththerapeutics.com.

Compensation Committee

Our compensation committee is responsible for, among other things:

●	reviewing and recommending the compensation arrangements for management, including the compensation for our president and chief executive officer;

●	establishing and reviewing general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administering our stock incentive plans; and

●	preparing the report of the compensation committee that the rules of the SEC require to be included in our annual meeting proxy statement.

During the year ended December 31, 2021, our compensation consisted of Wayne Linsley, Vadim Mats and David Sarnoff, with Wayne Linsley serving as chair. Effective as of January 31, 2022, our compensation committee consists of Wayne Linsley, David Sarnoff and Graig Springer, with Wayne Linsley serving as chair.

Our Board of Directors adopted a written charter for the compensation committee, which is available on our website at www.hoththerapeutics.com.

Nominating and Governance Committee

Our nominating and governance committee is responsible for, among other things:

●	identifying and nominating members of the Board of Directors;

●	developing and recommending to the Board of Directors a set of corporate governance principles applicable to our Company; and

●	overseeing the evaluation of our Board of Directors.

As of December 31, 2021, our nominating and corporate governance committee consisted of Vadim Mats, Graig Springer and David Sarnoff, with Vadim Mats serving as chair. As of January 31, 2022, our nominating and corporate governance committee consists of Graig Springer, David Sarnoff and Wayne Linsley, with Graig Springer serving as chair.

Our Board of Directors adopted a written charter for the nominating and corporate governance committee, which is available on our website at www.hoththerapeutics.com.

Director Nominations Process

Our nominating and corporate governance committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of shareholders, the nominating and corporate governance committee considers the criteria set forth in the nominating and corporate governance committee charter. Specifically, the nominating and corporate governance committee may take into account many factors, including personal and professional integrity, experience relevant to the Company’s industry, diversity of background and perspective including, but not limited to, with respect to gender and ethnicity and any other relevant qualifications, attributes or skills.

We consider diversity a meaningful factor in identifying director nominees, but do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider potential conflicts of interest with the candidates, other personal and professional pursuits, the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board or shareholders. The nominating and corporate governance committee also may, but need not, retain a third-party search firm in order to assist it in identifying candidates to serve as directors of the Company. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

The nominating and corporate governance committee will also consider potential nominees submitted by shareholders in accordance with the procedures set forth in our Amended and Restated Bylaws and other processes adopted from time to time for submission of director nominees by shareholders, and such candidates will be considered and evaluated under the same criteria described above. Shareholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Hoth Therapeutics, Inc., 1 Rockefeller Plaza, Suite 1039, New York, NY 10020.

Board Diversity Matrix

Our nominating and corporate governance committee is committed to promoting diversity on our Board of Directors. We have surveyed our current directors and asked each director to self-identify their race, ethnicity, and gender using one or more of the below categories. The results of this survey are included in the matrix below.

Board Diversity Matrix (As of March 28, 2022)
Total Number of Directors	4

Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	-	4	-	-
Part II: Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	3	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	1	-	-
Did Not Disclose Demographic Background	-	-	-	-

Scientific Advisory Board

In July 2017, the Board of Directors formed a Scientific Advisory Board (formerly known as the Technology Advisory Board). The members of such board are as follows: (i) Dr. Mario Lacouture, Dr. William Weglicki, and Dr. Adam Friedman as Medical Doctor members and (ii) Dr. Andrew Herr, Dr. Michael Peters, Dr. Glenn Cruse, Dr. Vincent Njar, Dr. Carla Yuede, Dr. John Cirrito and Sergio Traversa as Non-Medical Doctor members.

Code of Ethics and Code of Conduct

We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our website at www.hoththerapeutics.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be posted on the “Investors-Corporate Governance” section of our website at www.hoththerapeutics.com or will be included in a Current Report on Form 8-K, which we will file within four business days following the date of the amendment or waiver.

Anti-hedging

As part of our Insider Trading Policy, all of our officers, directors, employees and consultants and family members or others sharing a household with any of the foregoing or that may have access to material non-public information regarding our Company are prohibited from engaging in short sales of our securities, any hedging or monetization transactions involving our securities and in transactions involving puts, calls or other derivative securities based on our securities. Our Insider Trading Policy further prohibits such persons from purchasing our securities on margin, borrowing against any account in which our securities are held or pledging our securities as collateral for a loan unless pre-cleared by our Insider Trading Compliance Officer. As of December 31, 2021, none of our directors or executive officers had pledged any shares of our common stock.

Director Attendance at Annual Meetings

Our policy is that directors should attend our annual meetings of shareholders.

Shareholder Communications with our Board

Shareholders and other interested persons seeking to communicate with our Board must submit their written communications to our Corporate Secretary at Hoth Therapeutics, Inc., 1 Rockefeller Plaza, Suite 1039, New York, NY 10020. Such communications must include the number of Company securities owned, beneficially or otherwise, by the person issuing the communication. Depending on the subject matter of the communication, our Corporate Secretary will do one of the following:

●	forward the communication to the Board or any individual member of our Board to whom any communication is specifically addressed;

●	attempt to handle the inquiry directly, for example where it is a request for information about our Company or it is a stock related matter; or

●	not forward the communication if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.

Our Board (and any individual director to whom the communication was specifically addressed) will determine what further steps are appropriate depending on the facts and circumstances outlined in the communication.

Non-Employee Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors and received compensation for such service during the fiscal year ended December 31, 2021. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board of Directors in 2021.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Vadim Mats (1)	30,000	-	57,041	-	-	-	87,041
David Sarnoff	30,000	-	57,041	-	-	-	87,041
Graig Springer	30,000	-	57,041	-	-	-	87,041
Wayne Linsley	30,000	-	57,041	-	-	-	87,041

(1)	Vadim Mats resigned from the Company’s Board of Directors effective as of January 31, 2022.

Non-Employee Director Compensation Policy

Our directors receive $30,000 cash compensation per year for their service on the Board of Directors, as well as reimbursement for out-of-pocket expenses with respect to such directors’ attendance at meetings of the Board of Directors of the Company.

Committee chairs receive an additional one-time $6,000 cash compensation upon appointment for their added services in such roles.

In addition, in January 2021, non-employee directors received options to purchase up to 33,000 shares of the Company’s common stock at an exercise price of $2.11 per share.

AUDIT COMMITTEE REPORT

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our website at www.hoththerapeutics.com.

In the performance of its oversight function, the audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2021 with management and with our independent registered public accounting firm. In addition, the audit committee has discussed the matters required to be discussed by the statement on Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, with WithumSmith+Brown, PC, our independent registered public accounting firm for the fiscal year ended December 31, 2021. The audit committee has also received and reviewed the written disclosures and the letter from Withum required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with WithumSmith+Brown, PC their independence from us.

Based on the review and discussions referenced above, the audit committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Audit Committee:

Wayne Linsley

David Sarnoff

Graig Springer

The foregoing report of the audit committee does not constitute soliciting material and will not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages, except for Mr. Knie, whose biography is included under the heading “Proposal 1: Election of Directors” set forth above:

Name	Age	Position(s)
Robb Knie	53	President, Chief Executive Officer and Director
David Briones	46	Chief Financial Officer
Stefanie Johns	37	Chief Scientific Officer

David Briones

David Briones has served as Chief Financial Officer of the Company since March 2019 and has over nineteen years of public accounting and executive level experience. He consults with various public companies in financial reporting, internal control development and evaluation, budgeting and forecasting. Since September 2021, Mr. Briones has served as Chief Financial Officer, Treasurer and Secretary and a member of the board of directors of Larkspur Healthcare Acquisition Corp. (Nasdaq: LSPR), a special purpose acquisition corporation. Since October 2010, he has served as the managing member and founder of Brio Financial Group, LLC, a full-service financial consulting firm that brings experienced finance and accounting expertise to both public and private companies. Since 2010, Mr. Briones has served over 75 companies as well as numerous banks, hedge funds, venture capital funds and private equity firms. In addition, from May 2018 until its dissolution in April 2021, Mr. Briones served as Executive Chair of Zovis Pharmaceuticals, and from August 2013 to January 2020, Mr. Briones served as Chief Financial Officer of Petro River Oil Corp. (“PTRC”), an independent energy company focused on the exploration and development of conventional oil and gas assets. Mr. Briones also served as interim Chief Financial Officer of AdiTx Therapeutics, Inc. (Nasdaq: ADTX), a pre-clinical stage, life sciences company with a mission to prolong life and enhance life quality of transplanted patients from January 2018 to July 2020 (until the company’s initial public offering). From October 2017 to May 2018, Mr. Briones served as the Chief Financial Officer of Bitzumi, Inc., a Bitcoin exchange and marketplace. Prior to founding Brio Financial Group, LLC, Mr. Briones was an auditor with Bartolomei Pucciarelli, LLC in Lawrenceville, New Jersey and PricewaterhouseCoopers LLP in New York, New York. Since May 2020, Mr. Briones has served as a member of the board of directors of Unique Logistics International Inc (OTC Pink: UNQL). Mr. Briones received a bachelors of science degree in accounting from Fairfield University.

Stefanie Johns

Stefanie Johns has served as Chief Scientific Officer of the Company since September 2020. Prior to serving as our Chief Scientific Officer, from February 2019 to September 2020, Dr. Johns served as a member of the Company’s Scientific Advisory Board, and from May 2020 to September 2020, she served as a consultant of the Company. Dr. Johns has worked in the biopharmaceutical and medical device industries for more than eight years, and has experience spanning drug, biologic, medical device, and in vitro diagnostic device products in U.S. and global markets. From January to September 2020, Dr. Johns served as Director, Regulatory Affairs of Enable Injections, Inc., and from January 2019 until January 2020, she served as Associate Director, Regulatory Affairs of Enable Injections, Inc., an investigational-stage company developing and manufacturing on-body subcutaneous infusion delivery systems. From December 2018 until August 2018, Dr. Johns served as Manager, Regulatory Strategy of Camargo Pharmaceutical Services, LLC (“Camargo”) and from July 2016 until August 2018, she served as Scientific Regulator Specialist of Camargo, a company specializing in complex drug development programs. From June 2013 through June 2016, Dr. Johns served as Regulatory Affairs and Design Assurance Associate of Meridian Bioscience Inc., a producer and distributor of diagnostic test kits. In addition, Dr. Johns previously served as Program Manager, Xavier Health Initiatives for Xavier University and a Graduate Research Assistant for the University of Cincinnati. Dr. Johns received her bachelors of science degree in biological sciences from Wright State University and her Ph.D. in biochemistry from the University of Cincinnati College of Medicine.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid or accrued during the fiscal year ended December 31, 2021 and 2020 to our principal executive officer and two additional officers (collectively, the “named executive officers”):

●	Robb Knie, Chief Executive Officer

●	Stefanie Johns, Chief Scientific Officer

●	Jane H. Springer, Vice President of Operations

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)		Total ($)
Robb Knie	2021	400,000	200,000	-	388,919	-	-	86,261	(2)	1,075,180
Chief Executive Officer and President	2020	350,000	175,000	-	195,186	-	-	61,002	(3)	781,188

Stefanie Johns (1)	2021	253,333	10,000	-	216,066	-	-	46,894	(4)	526,293
Chief Scientific Officer	2020	62,879	-	-	-	-	-	13,955	(5)	76,834

Jane H. Springer	2021	191,875	85,000	-	259,279	-	-	47,438	(6)	583,592
Vice President of Operations	2020	175,000	40,000	-	109,792	-	-	31,023	(7)	355,815

(1)	Stefanie Johns was appointed as Chief Scientific Officer of the Company effective as of September 8, 2020.

(2)	This amount reflects employer contributions to the 401(k) Plan of $15,917 and executive health or supplemental medical insurance premiums of $70,344.

(3)	This amount reflects employer contributions to executive health or supplemental medical insurance premiums of $61,002.

(4)	This amount reflects employer contributions to the 401(k) Plan of $6,475 and executive health or supplemental medical insurance premiums of $40,419.

(5)	This amount reflects employer contributions to executive health or supplemental medical insurance premiums of $13,955.

(6)	This amount reflects employer contributions to the 401(k) Plan of $8,546 and executive health or supplemental medical insurance premiums of $38,892.

(7)	This amount reflects employer contributions to executive health or supplemental medical insurance premiums of $31,023.

Outstanding Equity Awards at December 31, 2021

The following table provides information regarding option awards held by each of our named executive officers that were outstanding as of December 31, 2021. There were no stock awards or other equity awards outstanding as of December 31, 2021.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robb Knie	250,000	(1)	-	$5.26	12/24/2029
	80,000	(2)	-	$3.05	7/21/2030
	225,000	(3)	-	$2.11	1/29/2031
Stefanie Johns	125,000	(4)	-	$2.11	1/29/2031
Jane H. Springer	50,000	(5)	-	$5.26	12/24/2029
	45,000	(6)	-	$3.05	7/21/2030
	150,000	(7)	-	$2.11	1/29/2031

(1)	Stock options granted to Robb Knie vested in full immediately upon grant.

(2)	Stock options granted to Robb Knie vested in full immediately upon grant.

(3)	Stock options granted to Robb Knie vested in full immediately upon grant.

(4)	Stock options granted to Stefanie Johns vested in full immediately upon grant.

(5)	Stock options granted to Jane Springer vested in full immediately upon grant.

(6)	Stock options granted to Jane Springer vested in full immediately upon grant.

(7)	Stock options granted to Jane Springer vested in full immediately upon grant.

Employment Agreements

Robb Knie Employment Agreement

On February 20, 2019 (the “Knie Effective Date”), the Company entered into an amended and restated employment agreement with Robb Knie, as amended on June 25, 2021 (as amended, the “Employment Agreement”), pursuant to which Robb Knie serves as Chief Executive Officer of the Company. The term of the Employment Agreement will continue for a period of one year from the Knie Effective Date and automatically renews for successive one year periods at the end of each term until either party delivers written notice of their intent not to review at least six months prior to the expiration of the then effective term. Pursuant to the Employment Agreement, Mr. Knie (i) shall receive an annual base salary of $450,000 (effective as of July 1, 2021) and (ii) shall be entitled to receive an annual bonus of $350,000 (effective as July 1, 2021), which annual bonus may be increased by the compensation committee of the Company in its sole discretion, upon the achievement of additional criteria established by the compensation committee from time to time. In addition, Mr. Knie is also entitled to participate in any and all Benefit Plans (as defined in the Employment Agreement), from time to time, in effect for senior executives, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

The Employment Agreement may be terminated upon (i) Mr. Knie’s death, (ii) Mr. Knie’s Total Disability (as defined in the Employment Agreement), (iii) expiration of the term if either party has provided a timely non-renewal notice, (iv) at Mr. Knie’s option (A) upon 90 days prior written notice; provided, however, Mr. Knie may terminate the Employment Agreement by providing written notice at any time within 40 days of the consummation of a Change in Control Transaction (as defined in the Employment Agreement) or (B) for Good Reason (as defined in the Employment Agreement); or (v) at the Company’s option (A) for Cause (as defined in the Employment Agreement) or (B) upon 90 days prior written notice without Cause (as defined in the Employment Agreement).

Upon the termination of Mr. Knie’s employment for any reason, whether by Mr. Knie or by the Company, Mr. Knie shall be paid (i) accrued but unpaid compensation and vacation pay through the date of termination, (ii) any other benefits accrued to him under any Benefit Plans outstanding at the date of termination and (iii) the reimbursement of expenses incurred on or prior to such date (collectively, the “Severance Package”). In addition to the Severance Package, upon Mr. Knie’s termination for death or Total Disability, Mr. Knie or his estate or beneficiaries, as applicable, shall receive (i) 24 months base salary at the then current rate, (ii) if Mr. Knie elects continuation coverage for group health coverage pursuant to COBRA Rights (as defined in the Employment Agreement), then for a period of 24 months following Mr. Knie’s termination he will be obligated to pay only the portion of the full COBRA Rights cost of the coverage equal to an active employee’s share of premiums (if any) for coverage for the respective plan year and (iii) payment on a pro-rated basis of any annual bonus or other payments earned in connection with any bonus plan to which the Mr. Knie was a participant as of the date of death or Total Disability. Upon Mr. Knie’s termination for Good Reason, without Cause or Mr. Knie’s termination upon 90 days prior written notice to the Company or notice to the Company within 40 days of the consummation of a Change in Control Transaction, in addition to the Severance Package, Mr. Knie shall receive (i) 24 months base salary at the then current rate, (ii) if Mr. Knie elects continuation coverage for group health coverage pursuant to COBRA Rights, then for a period of 24 months following Mr. Knie’s termination he will be obligated to pay only the portion of the full COBRA Rights cost of the coverage equal to an active employee’s share of premiums (if any) for coverage for the respective plan year, (iii) payment on a pro-rated basis of any annual bonus or other payments earned in connection with any bonus plan to which the Mr. Knie was a participant as of the date of termination; provided, however, that the pro-rated annual bonus payable pursuant to the Employment Agreement shall be no less than $200,000 and (iv) any equity grants to Mr. Knie shall immediately vest upon termination of Mr. Knie’s employment by him for Good Reason or by the Company at its option upon 90 days prior written notice to Mr. Knie, without Cause. The Employment Agreement also contains covenants prohibiting Mr. Knie from disclosing confidential information with respect to the Company.

Jane Springer Employment Agreement

On November 13, 2019 (the “Springer Effective Date”), the Company entered into an Amended and Restated Employment Agreement with Jane Springer, as amended on June 25, 2021 (as amended, the “Springer Employment Agreement”), pursuant to which Mrs. Springer serves as Vice President of Operations of the Company. The term of the Springer Employment Agreement will continue for a period of one year from the Springer Effective Date and automatically renews for successive one year periods at the end of each term until either party delivers written notice of their intent not to review at least 30 days prior to the expiration of the then effective term. Pursuant to the terms of the Springer Employment Agreement, Mrs. Springer (i) shall receive an annual base salary of $200,000 (effective as of July 1, 2021), (ii) shall be entitled to earn a bonus, subject to the sole discretion of the Company’s Board and (iii) shall be eligible to receive awards pursuant to the Company’s equity incentive plans, subject to the sole discretion of the Company’s compensation committee. Mrs. Springer is also entitled to participate in any and all Employee Benefit Plans (as defined in the Springer Employment Agreement), from time to time, that are then in effect along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

The Springer Employment Agreement may be terminated by either the Company or Mrs. Springer at any time and for any reason upon 10 days prior written notice. Upon termination of the Springer Employment Agreement, Mrs. Springer shall be entitled to (i) any equity award that has vested prior to the termination date, (ii) reimbursement of expenses incurred on or prior to such termination date and (iii) such employee benefits to which Mrs. Springer may be entitled as of the termination date (collectively, the “Accrued Amounts”). The Springer Employment Agreement shall also terminate upon Mrs. Springer’s death or the Company may terminate Mrs. Springer’s employment upon her Disability (as defined in the Springer Employment Agreement). Upon the termination of Mrs. Springer’s employment for death or Disability, Mrs. Springer shall be entitled to receive the Accrued Amounts. The Springer Employment Agreement also contains covenants prohibiting Mrs. Springer from disclosing confidential information with respect to the Company.

Stephanie Johns Employment Agreement

On August 28, 2020, the Company entered into an employment agreement with Dr. Johns, as amended on January 29, 2021 and June 25, 2021 (as amended, the “Johns Employment Agreement”), pursuant to which Dr. Johns serves as Chief Scientific Officer of the Company effective as of September 8, 2020 (the “Effective Date”). The term of the Johns Employment Agreement will continue for a period of one year from the Effective Date and automatically renews for successive one year periods at the end of each term until either party delivers written notice of their intent not to review at least 60 days prior to the expiration of the then effective term. Pursuant to the terms of the Johns Employment Agreement, Dr. Johns (i) shall receive an annual base salary of $265,000 (effective as of July 1, 2021), (ii) shall be eligible to receive an annual bonus as determined by the Company’s compensation committee and (iii) shall be eligible to receive grants of awards under the Company’s equity incentive plans as determined by the Company’s compensation committee. Furthermore, Dr. Johns shall be eligible to participate in Benefit Plans (as defined in the Johns Employment Agreement) from time to time, in effect for senior employees.

The Johns Employment Agreement may be terminated upon (i) Dr. Johns’ death, (ii) Dr. Johns’ Total Disability (as defined in the Johns Employment Agreement), (iii) expiration of the term if either party has provided a timely non-renewal notice, (iv) at Dr. Johns’ option (A) upon 60 days prior written notice or (B) for Good Reason (as defined in the Johns Employment Agreement) or (v) at the Company’s option for Cause (as defined in the Johns Employment Agreement). In the event Dr. Johns’ employment is terminated for death or Total Disability, Dr. Johns shall receive (i) her accrued but unpaid compensation and vacation through the date of death or Total Disability, (ii) the reimbursement unpaid of expenses, (iii) Benefit Plans for a period of 12 months following her death and (iv) payment, on a pro-rated basis, of any bonus or other payments earned by Dr. Johns as of the date of her death or Total Disability. In the event Dr. Johns’ employment is terminated upon the expiration of the term of the Johns Employment Agreement where the Company has offered to renew the term but Dr. Johns has declined such renewal, Dr. Johns shall receive (i) her accrued but unpaid compensation and vacation through the date of termination, (ii) any other benefits accrued to her under any Benefit Plans and (iii) the reimbursement of unpaid expenses. In the event Dr. Johns’ employment is terminated upon the expiration of the term of the Johns Employment Agreement as a result of the Company tendering a non-renewal notice (other than for Cause), Dr. Johns shall receive the same payment she would receive if she terminated her employment for Good Reason. In the event Dr. Johns’ employment is terminated for Good Reason, Dr. Johns shall receive (i) her accrued but unpaid compensation and vacation through the date of termination, (ii) any other benefits accrued to her under any Benefit Plans, (iii) the reimbursement of unpaid expenses, (iv) a cash payment of 12 months of her then base salary, (v) Benefit Plans for a period of 12 months following the date of termination and (vi) payment on a pro-rated basis of any bonus or other payments earned in connection with any bonus plan to which she was a participant as of the date of termination. Any options or restricted stock owned by Dr. Johns shall immediately vest upon her termination for Good Reason or termination by the Company without Cause. In the event Dr. Johns’ employment is terminated by her upon 60 days prior notice or by the Company for Cause, Dr. Johns shall receive (i) her accrued but unpaid compensation and vacation through the date of termination, (ii) continued provision for a period of one month after the date of termination of benefits under the Benefit Plans and (iii) the reimbursement of unpaid expenses. The Johns Employment Agreement also contains covenants prohibiting Mrs. Springer from disclosing confidential information with respect to the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended December 31, 2021 and December 31, 2020 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

Laidlaw & Company (UK) Ltd. (“Laidlaw”)

On March 26, 2020, we entered into an underwriting agreement with Laidlaw pursuant to which we paid Laidlaw a fee in the amount of 9% of the gross proceeds of our sale of 1,449,275 shares of common stock, or approximately $400,000. We also reimbursed Laidlaw approximately $50,000 for management fee and certain out-of-pocket expenses, including the fees and disbursements of their counsel in an amount equal to $25,000. In addition, Laidlaw received a warrant to purchase 72,464 shares of our common stock at an exercise price of $4.14 per share.

Related Person Transaction Policy

We have adopted a formal policy regarding approval of transactions with related parties. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of our total assets at the end of our last completed fiscal year. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

PROPOSAL 2: RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Withum as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and our Board has directed that management submit the appointment of Withum as the Company’s independent registered public accounting firm for ratification by the shareholders at the 2022 Annual Meeting. Representatives of Withum are expected to be virtually present at the 2022 Annual Meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions. Withum was appointed to serve as our independent registered public accounting firm in February 2018.

Shareholder ratification of the appointment of Withum as the Company’s independent registered public accounting firm is not required law. However, our Board is submitting the audit committee’s appointment of Withum to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the audit committee will reconsider whether to retain that firm. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its shareholders.

Independent Registered Public Accountant’s Fee

The following table sets forth the aggregate fees billed by Withum as described below:

	2021	2020
Audit Fees	$98,365	$91,567
Audit Related Fees	-	-
Tax Fees	3,605	-
All Other Fees	-	-
Total	$101,970	$91,567

Audit Fees: Audit fees consist of fees billed for professional services performed by Withum for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements. There were $98,365 and $91,567 of such fees incurred by the Company in the fiscal years ended December 31, 2021 and 2020, respectively.

Audit-Related Fees: Audit related fees may consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred by the Company in the fiscal years ended December 31, 2021 and 2020.

Tax Fees: Tax fees may consist of fees for professional services, including tax compliance performed by Withum. There were $3,605 and $0 of such fees incurred by the Company in the fiscal years ended December 31, 2021 and 2020, respectively.

All Other Fees: There were no such fees incurred by the Company in the fiscal years ended December 31, 2021 and 2020.

Pre-Approval Policies and Procedures

In accordance with the Sarbanes-Oxley Act of 2002, as amended, our audit committee charter requires the audit committee to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm, including the review and approval in advance of our independent registered public accounting firm’s annual engagement letter and the proposed fees contained therein. The audit committee has the ability to delegate the authority to pre-approve non-audit services to one or more designated members of the audit committee. If such authority is delegated, such delegated members of the audit committee must report to the full audit committee at the next audit committee meeting all items pre-approved by such delegated members. In the fiscal years ended December 31, 2021 and 2020 all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee.

Recommendation of our Board

Our Board recommends a vote “FOR” the ratification of the appointment of Withum as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

PROPOSAL 3: APPROVAL OF THE HOTH THERAPEUTICS, INC. 2022 OMNIBUS EQUITY INCENTIVE PLAN

Introduction

On March 24, 2022, our Board of Directors adopted the Hoth Therapeutics, Inc. 2022 Omnibus Equity Incentive Plan. The 2022 Plan will become effective, if at all, on the date that it is approved by the our shareholders (the “Effective Date”).

We currently maintain the 2018 Equity Incentive Plan (the “Prior Plan”). The Prior Plan will remain in effect following the Effective Date, and all awards under the Prior Plan that are outstanding as of the Effective Date will continue to be governed by the terms, conditions and procedures set forth in the Prior Plan and any applicable award agreement.

Under the 2022 Plan, 2,400,000 shares of our common stock are initially available for grant.

The administrator of the 2022 Plan may grant incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to participants to acquire shares of our common stock under the 2022 Plan. It is anticipated that the Plan will be administered by the our compensation committee. The closing price per-share of our common stock on the Record Date was $*. The following table sets forth, as of March 28, 2022, the approximate number of each class of participants eligible to participate in the 2022 Plan and the basis of such participation.

Class and Basis of Participation	Approximate Number of Class
Employees	5
Directors(1)	4
Independent Contractors	16

(1)	One of the four directors is an employee of the Company.

Rationale for Adoption of the 2022 Plan

Grants of options, stock appreciation rights, restricted shares of common stock, restricted stock units and other stock-based awards to our employees, directors and independent contractors are an important part of our long-term incentive compensation program, which we use in order to strengthen the commitment of such individuals to us, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts are expected to result in our long-term growth and profitability.

The number of shares proposed to be available for grant under the 2022 Plan is designed to enable the Company to properly incentivize its employees and management team over a number of years on a going-forward basis.

Recommendation of our Board

Our Board recommends a vote “FOR” the adoption of the 2022 Plan.

Dilution, Stock Available and Historical Stock Usage

Dilution. Subject to shareholder approval of the 2022 Plan, 2,400,000 shares of the Company’s common stock will be reserved for issuance under the 2022 Plan as the Effective Date, which represents approximately 10% of the Company’s issued and outstanding shares of Company’s common stock, not including outstanding awards under the Prior Plan. The Board believes that this number of shares of Company’s common stock constitutes reasonable potential equity dilution and provides a significant incentive for employees to increase the value of the Company for all shareholders. The closing trading price of each share of Company common stock as of the Record Date was $*.

As of the Record Date, we had: (i) * shares of Company common stock outstanding; (ii) * stock options outstanding (vested and unvested), with a weighted average exercise price of $* per share; and (iii)* shares of unvested restricted stock outstanding. The new shares of Company’s common stock available under the 2022 Plan would represent an additional potential equity dilution of approximately *%, which does not include outstanding awards under the Prior Plan. Including the proposed additional shares of Company’s common stock under the 2022 Plan, the potential equity dilution from all equity incentive awards outstanding and available for grant under all of our equity plans would result in a maximum potential equity dilution of approximately *%.

Shares Available; Certain Limitations. The maximum number of shares of common stock reserved and available for issuance under the 2022 Plan will be 2,400,000 shares of common stock; provided that shares of common stock issued under the 2022 Plan with respect to an Exempt Award will not count against the share limit. We use the term “Exempt Award” to mean (i) an award granted in the assumption of, or in substitution for, outstanding awards previously granted by another business entity acquired by us or any of our subsidiaries or with which we or any of our subsidiaries merges, or (ii) an award that a participant purchases at fair market value.

No more than 2,400,000 shares of the Company’s common stock shall be issued pursuant to the exercise of incentive stock options.

New shares reserved for issuance under the 2022 Plan may be authorized but unissued shares of Company’s common stock or shares of Company’s common stock that will have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares of Company’s common stock subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of the Company’s common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2022 Plan except that (i) any shares of Company common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options, and (ii) any shares of Company common stock surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award will not again be available for awards under the 2022 Plan. If an award is denominated in shares of the Company’s common stock, but settled in cash, the number of shares of common stock previously subject to the award will again be available for grants under the 2022 Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of common stock available for grant under the 2022 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares of the Company’s common stock will no longer be available for grant under the 2022 Plan.

As exhibited by our responsible use of equity over the past several years and good corporate governance practices associated with equity and executive compensation practices in general, the stock reserved under the 2022 Plan will provide us with the platform needed for our continued growth, while managing program costs and share utilization levels within acceptable industry standards.

Share Usage. In determining the requested number of shares of the Company’s common stock reserved for issuance under the 2022 Plan, we evaluated the dilution and historic share usage, burn rate and the existing terms of outstanding awards under the Prior Plan. The annual share usage under our equity plans for the last three fiscal years was as follows:

		Fiscal Year 2021	Fiscal Year 2020	Fiscal Year 2019	Average
A	Total Shares Granted During Fiscal Year(1)	10,536,011	3,318,691	5,048,444	6,301,049
B	Basic Weighted Average Common Stock Outstanding	23,974,546	13,438,535	10,119,844	15,844,308
C	Burn Rate (A/B)	43.95%	24.70%	49.89%	39.77%

(1)	Includes the number of options and full value awards (restricted shares of common stock) granted for such year.

Description of 2022 Plan

The following is a summary of the material features of the 2022 Plan. This summary is qualified in its entirety by the full text of the 2022 Plan, a copy of which is attached to this proxy statement as Appendix A.

Types of Awards. The 2022 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards. Items described above in the Section called “Shares Available; Certain Limitations” are incorporated herein by reference.

Administration. The 2022 Plan will be administered by our compensation committee (the “plan administrator”). The plan administrator may interpret the 2022 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2022 Plan.

The 2022 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including, but not limited to, the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards. No participant who is a director, but is not also an employee or consultant, of the Company shall receive awards under the 2022 Plan and be paid cash compensation during any calendar year that exceed, in the aggregate, $150,000 in total value, increased to $195,000 in the calendar year of his or her initial service as a non-employee director.

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs may be granted under the 2022 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2022 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a shareholder; provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options. Incentive stock options and non-statutory stock options may be granted under the 2022 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”). A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Code. A non-statutory stock option under the 2022 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the 2022 Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the plan administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424(e) of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to 10% shareholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the plan administrator in its sole discretion, (i) through any cashless exercise procedure approved by the plan administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the plan administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a shareholder with respect to the shares of the Company’s common stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant's termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights.

SARs may be granted either alone (a “free-standing SAR”) or in conjunction with all or part of any option granted under the 2022 Plan (a “tandem SAR”). A free-standing SAR will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the free-standing SAR (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A tandem SAR will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a free-standing SAR may not exceed ten years from the date of grant. The exercise period of a tandem SAR will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a shareholder with respect to the shares of the Company’s common stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant's termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Stock-Based Awards. The plan administrator may grant other stock-based awards under the 2022 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The plan administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the plan administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued under the 2022 Plan shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2022 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2022 Plan, (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2022 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control. The 2022 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, if a “change in control” (as defined below) occurs and a participant is employed by us or any of our affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2022 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The plan administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2022 Plan, a “change in control” means, in summary, the first to occur of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our Board of Directors; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our Board of Directors immediately prior to the merger or consolidation continuing to represent at least a majority of the Board of Directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of our voting securities representing more than 50% of our combined voting power; or (iv) shareholder approval of a plan of our complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our shareholders in substantially the same proportions as their ownership of us immediately prior to such sale or (B) a sale or disposition to an entity controlled by our Board of Directors. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which our shareholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2022 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2022 Plan

The 2022 Plan provides our Board of Directors with authority to amend, alter or terminate the 2022 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Shareholder approval of any such action will be obtained if required to comply with applicable law. The 2022 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback

If we are required to prepare a financial restatement due to material non-compliance with any financial reporting requirement, then the plan administrator may require any Section 16 officer to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 16 officer during the preceding three years that the plan administrator determines was in excess of the amount that such Section 16 officer would have received had such cash or equity incentive compensation been calculated based on the financial results reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 16 officer (which need not be the same amount or proportion for each Section 16 officer). The amount and form of the incentive compensation to be recouped shall be determined by the plan administrator in its sole and absolute discretion

U.S. Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2022 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Non-Qualified Stock Options

A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares of common stock acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options

In general, no taxable income is realized by a participant upon the grant of an incentive stock option (“ISO”). If shares of common stock are purchased by a participant, or option shares, pursuant to the exercise of an ISO granted under the 2022 Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant, such disposition a disqualifying disposition, then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a nonqualified stock option as discussed above. In general, we will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.

Stock Appreciation Rights

A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of a SAR will be the fair market value of the shares of common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock

A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of common stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares of common stock before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Code. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such stock is subject to restrictions or transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of common stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units

In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares of common stock, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards

With respect to other stock-based awards, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

New Plan Benefits

Future grants under the 2022 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2022 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2022 Plan.

PROPOSAL 4: GRANT OF AUTHORITY FOR A REVERSE STOCK SPLIT OF
THE COMPANY’S COMMON STOCK

Our Board of Directors deems it advisable and in the best interest of the Company that the Board be granted the discretionary authority to amend the Company’s Articles of Incorporation to effect a Reverse Stock Split of the Company’s issued and outstanding common stock as described below.

The form of Reverse Stock Split amendment to be filed with the Nevada Secretary of State is set forth in Appendix B (subject to any changes required by applicable law) (the “Reverse Stock Split Amendment”).

Approval of the proposal would permit (but not require) our Board of Directors to effect one or more reverse stock splits of our issued and outstanding common stock by a ratio of not less than 1-for-2 and not more than 1-for-20, with the exact ratio to be set at a number within this range as determined by our Board of Directors in its sole discretion, provided that the Board of Directors determines to effect the Reverse Stock Split and such amendment is filed with the appropriate authorities in the State of Nevada no later than June 15, 2023. The Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-20. We believe that enabling our Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our shareholders. In determining a ratio, if any, our Board of Directors may consider, among other things, factors such as:

●	the initial or continuing listing requirements of various stock exchanges, including The Nasdaq Capital Market;

●	the historical trading price and trading volume of our common stock;

●	the number of shares of our common stock outstanding;

●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

●	prevailing general market and economic conditions.

Our Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, no less than two and no more than twenty shares of existing common stock, as determined by our Board of Directors, will be combined into one share of common stock.

The Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-20. Our Board of Directors will have the authority to arrange for the disposition of fractional interests by holders entitled thereto by entitling such holders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number. The Reverse Stock Split Amendment, if filed with the Nevada Secretary of State, will include only the reverse stock split ratio determined by our Board of Directors to be in the best interests of our shareholders and all of the other proposed amendments at different ratios will be abandoned.

Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our primary reasons for approving and recommending the Reverse Stock Split are to increase the per share price and bid price of our common stock to regain compliance with the continued listing requirements of Nasdaq and make the common stock more attractive to certain institutional investors, which would provide for a stronger investor base.

On December 30, 2021, we were notified by the Nasdaq Stock Market, LLC that we were not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of our common stock between November 16, 2021 and December 29, 2021, we no longer met the minimum bid price requirement. The notification provided that we have 180 calendar days, or until June 28, 2022, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the bid price of our common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. If we do not regain compliance by June 28, 2022, an additional 180 days may be granted to regain compliance, so long as we meet The Nasdaq Capital Market continued listing requirements (except for the bid price requirement) and notify  Nasdaq in writing of our intention to cure the deficiency during the second compliance period. If we do not qualify for the second compliance period or fail to regain compliance during the second 180-day period, then Nasdaq will notify us of its determination to delist our common stock, at which point we will have an opportunity to appeal the delisting determination to a Hearings Panel.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock. Although the intent of the Reverse Stock Split is to increase the price of the common stock, there can be no assurance, however, that even if the Reverse Stock Split is effected, that the bid price of our common stock will be sufficient for us to maintain compliance with the Nasdaq minimum bid price requirement in the event that our common stock does not, in the future, comply with the minimum bid price requirement.

In addition, we believe the Reverse Stock Split will make our common stock more attractive to a broader range of investors, as we believe that the current market price of our common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing or such later time as specified in the filing (the “Effective Time”) of the Reverse Stock Split Amendment with the Nevada Secretary of State. The form of the Reverse Stock Split Amendment is attached hereto as Appendix B. The exact timing of the filing of the Reverse Stock Split Amendment and the ratio of the Reverse Stock Split (within the approved range) will be determined by our Board of Directors based on its evaluation as to when such action and at what ratio will be the most advantageous to the Company and our shareholders. In addition, our Board of Directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Amendment, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed with the Reverse Stock Split. If the Reverse Stock Split Amendment has not been filed with the Nevada Secretary of State by June 15, 2023, our Board of Directors will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, a minimum of two and a maximum of twenty shares in aggregate of existing common stock will be combined into one new share of common stock. Based on * shares of common stock issued and outstanding as of the Record Date, immediately following the Reverse Stock Split, the Company would have approximately * shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse stock split is 1-for-20, approximately * shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse stock split is 1-for-10, approximately * shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse stock split is 1-for-5, and approximately * shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse stock split is 1-for-2. Any other ratios selected within such range would result in a number of shares of common stock issued and outstanding following the transaction between * and * shares. The foregoing does not give effect to (i) * shares of common stock issuable upon exercise of outstanding options as of the Record Date and (ii) * shares of common stock issuable upon exercise of outstanding warrants as of the Record Date.

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio and the number of Reverse Stock Splits, if any, that are ultimately determined by our Board of Directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in “— Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our common stock, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act and our common stock will continue to be quoted on The Nasdaq Capital Market under the symbol “HOTH”. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the Effective Time of the Reverse Stock Split, the post-split market price of our common stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

Authorized Shares of Common Stock

The Reverse Stock Split will not change the number of authorized shares of our common stock under our Articles of Incorporation. Because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for issuance will increase. Currently, under our Articles of Incorporation, our authorized capital stock consists of 75,000,000 shares of common stock.

Subject to limitations imposed by Nasdaq, the additional shares available for issuance may be issued without shareholder approval at any time, in the sole discretion of our Board of Directors. The authorized and unissued shares may be issued for cash, for acquisitions or for any other purpose that is deemed in the best interests of the Company.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its shareholders. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split may limit the opportunity for the Company’s shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e. shareholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. Shareholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These shareholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with our transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to our transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these shareholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

We expect that our transfer agent will act as an exchange agent for purposes of implementing the exchange of stock certificates. No service charges will be payable by holders of shares of our common stock in connection with the exchange of certificates. All of such expenses will be borne by us.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The board of directors will have the authority to arrange for the disposition of fractional interests by shareholders entitled thereto by entitling such shareholders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number.

The ownership of a fractional share interest following the Reverse Stock Split will not give the holder any voting, dividend or other rights, except to receive the number of shares rounded up to the next whole number.

Effect of the Reverse Stock Split on Employee and Consultant Plans, Options, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split determined by the Board of Directors, subject to our treatment of fractional shares.

Accounting Matters

The Reverse Stock Split Amendment will not affect the par value of our common stock per share, which will remain $0.0001 par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet, in the aggregate, will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Code and its legislative history, U.S. Treasury regulations (both existing and proposed), administrative rulings and judicial authority, all as in effect as of the date of this information statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. Furthermore, this summary does not address any foreign, state, or local tax considerations relating to the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Certain filings with the Internal Revenue Service must be made by us and certain “significant holders” of our common stock in order for the Reverse Stock Split to qualify as a recapitalization. The tax consequences discussed below assume that the Reverse Stock Split is treated as a recapitalization.

Therefore, a shareholder generally will not recognize gain or loss on the Reverse Stock Split. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore, and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. In addition, a shareholder may be subject to backup withholding tax on the payment of such cash if such shareholder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the shareholder’s federal income tax liability, if any, provided the required information is timely provided to the Internal Revenue Service. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Recommendation of our Board

Our Board recommends a vote “FOR” granting the Board of Directors discretionary authority to effect the Reverse Stock Split.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of March 28, 2022 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and named executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Percentage (2)
Directors and Named Executive Officers:
Robb Knie	1,863,259	(3)	7.44%
Stefanie Johns	375,000	(4)	*
Wayne Linsley	90,392	(5)	*
David Sarnoff	148,000	(6)	*
Jane H. Springer	613,209	(7)	2.50%
Graig Springer	613,209	(8)	2.50%
All Named Executive Officers and Directors as a Group (6 persons)	3,089,860		11.79%
5% or Greater Shareholders:
Intracoastal Capital LLC (9) 245 Palm Trail Delray Beach, FL 33483	1,425,200	(10)	5.61%

*	Represents beneficial ownership of less than 1%.

(1)	The address of each person is c/o Hoth Therapeutics, Inc., 1 Rockefeller Plaza, Suite 1039, New York, New York 10020 unless otherwise indicated herein.

(2)	The calculation in this column is based upon 23,975,098 shares of common stock outstanding on March 28, 2022. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or convertible within 60 days of March 28, 2022 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)	Includes options to purchase up to 1,055,000 shares of the Company’s common stock.

(4)	Includes options to purchase up to 375,000 shares of the Company’s common stock.

(5)	Includes options to purchase up to 88,000 shares of the Company’s common stock. Excludes 941 shares of common stock which are subject to vesting.

(6)	Includes options to purchase up to 123,000 shares of the Company’s common stock.

(7)	Includes (i) 27,817 shares of the Company’s common stock held by Jane H. Springer, (ii) options to purchase up to 495,000 shares of the Company’s common stock held by Jane H. Springer, (iii) options to purchase up to 88,000 shares of the Company’s common stock held by Graig Springer and (iv) 2,392 shares of the Company’s common stock held by Graig Springer. Excludes 941 shares of the Company’s common stock held by Graig Springer which are subject to vesting. Graig Springer is the spouse of Jane H. Springer.

(8)	Includes (i) 2,392 shares of the Company’s common stock held by Graig Springer, (ii) options to purchase up to 88,000 shares of the Company’s common stock held by Graig Springer, (iii) 27,817 shares of the Company’s common stock held by Jane H. Springer and (iv) options to purchase up to 495,000 shares of the Company’s common stock held by Jane H. Springer. Excludes 941 shares of the Company’s common stock held by Graig Springer which are subject to vesting. Jane H. Springer is the spouse of Graig Springer.

(9)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal.

(10)	Pursuant to the Schedule 13G filed by Intracoastal Capital LLC on February 11, 2022, includes warrants to purchase up to 1,425,200 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 9.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.

To our knowledge, based solely upon a review of Forms 3, 4, and 5 filed with the SEC during the fiscal year ended December 31, 2021, we believe that, except as set forth below, our directors, executive officers, and greater than 10% beneficial owners have complied with all applicable filing requirements during the fiscal year ended December 31, 2021.

●	AIkido Pharma Inc. failed to report 1 transaction on time on a Form 5.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information about our equity compensation plans as of December 31, 2021.

Number of securities
remaining available for
	Number of securities	Weighted	future issuance under
	to be issued upon exercise of	average exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights (a)	warrants and rights	reflected in column (a))
Equity compensation plans approved by security holder	1,321,212	$3.37	2,083,061
Equity compensation plans not approved by security holder	-	-	-
Total	1,321,212		2,083,061

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2023 ANNUAL MEETING OF
SHAREHOLDERS

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 annual meeting of shareholders (the “2023 Annual Meeting”) must submit the proposal to us at our corporate headquarters no later than *, 2023, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. In the event the date of the 2023 Annual Meeting has been changed by more than 30 days from the date of the 2022 Annual Meeting, shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting must submit the proposal to us at our corporate headquarters no later than a reasonable time before we begin to print and send our proxy materials for our 2023 Annual Meeting.

Shareholders who intend to present a proposal at our 2023 Annual Meeting without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive offices on or after February 15, 2023 but no later than March 17, 2023; provided, however, in the event that the 2023 Annual Meeting occurs on a date that is not within 25 days before or after the anniversary date of the 2022 Annual Meeting, notice of such proposal must be received by our Corporate Secretary no later than the close of business on the 10th day following the day on which such notice of the date of the 2023 Annual Meeting is mailed or public disclosure of the date of the 2023 Annual Meeting is made, whichever first occurs. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple shareholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered shareholders and beneficial owners of shares held in street name.

Registered Shareholders

If you are a registered shareholder and have consented to householding, then we will deliver or mail one Notice or set of our proxy materials, as applicable, for all registered shareholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at (646) 756-2997 or by mail at 1 Rockefeller Plaza, Suite 1039, New York, NY 10020. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report, proxy statement, or Notice to a shareholder at a shared address to which a single copy of the documents was delivered.

If you are a registered shareholder who has not consented to householding, then we will continue to deliver or mail Notices or copies of our proxy materials, as applicable, to each registered shareholder residing at the same address. You may elect to participate in householding and receive only one Notice or set of proxy materials, as applicable, for all registered shareholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

Shareholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

ANNUAL REPORT

This proxy statement is accompanied by our Annual Report on Form 10-K for the fiscal year ending December 31, 2021 (“2021 Annual Report”) which includes our audited financial statements. We have filed the 2021 Annual Report with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at www.hoththerapeutics.com. In addition, upon written request to the Company’s Corporate Secretary at 1 Rockefeller Plaza, Suite 1039, New York, NY 10020, we will mail a paper copy of our 2021 Annual Report, including the financial statements and the financial statement schedules, to you free of charge.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the shareholders at the 2022 Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the person named in the proxies or their substitutes. All shareholders are urged to complete, sign and return the proxy card.

Appendix A

HOTH THERAPEUTICS, INC.

2022 OMNIBUS EQUITY INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of the Plan is the Hoth Therapeutics, Inc. 2022 Omnibus Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (i) provide an additional incentive to selected employees, directors, and independent contractors of the Company or its Affiliates whose contributions are essential to the growth and success of the Company, (ii) strengthen the commitment of such individuals to the Company and its Affiliates, (iii) motivate those individuals to faithfully and diligently perform their responsibilities and (iv) attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish these purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified as of any date of determination.

(c) “Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, including the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time.

(d) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted under the Plan.

(e) “Award Agreement” means any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

(f) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.

(i) “Cause” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” then “Cause” means a Participant’s (i) conviction of a felony or a crime involving fraud or moral turpitude; (ii) theft, material act of dishonesty or fraud, intentional falsification of any employment or Company records, or commission of any criminal act which impairs Participant’s ability to perform appropriate employment duties or services for the Company; (iii) intentional or reckless conduct or gross negligence materially harmful to the Company or the successor to the Company after a Change in Control, including violation of a non-competition or confidentiality agreement; (iv) willful failure to follow lawful instructions of the person or body to which Participant reports; or (v) gross negligence or willful misconduct in the performance of Participant’s assigned duties. “Cause” shall not include mere unsatisfactory performance in the achievement of a Participant’s employment or service objectives. Any voluntary termination of employment or service by the Participant in anticipation of an involuntary termination of the Participant’s employment or service, as applicable, for Cause shall be deemed to be a termination for Cause.

(j) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(k) “Change in Control” means the first occurrence of an event set forth in any one of the following paragraphs following the Effective Date:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person which were acquired directly from the Company or any Affiliate thereof) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

(2) the date on which individuals who constitute the Board as of the Effective Date and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the number of directors serving on the Board; or

(3) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to any Award that constitutes deferred compensation under Section 409A of the Code only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. For purposes of this definition of Change in Control, the term “Person” shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(l) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(m) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded.

(n) “Common Stock” means the common stock of the Company, par value $0.0001.

(o) “Company” means Hoth Therapeutics, Inc., a Nevada corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(p) “Disability” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Disability,” then “Disability” means that a Participant, as determined by the Administrator in its sole discretion, (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(q) “Effective Date” has the meaning set forth in Section 17 hereof.

(r) “Eligible Recipient” means an employee, director or independent contractor of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director or independent contractor of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(t) “Exempt Award” shall mean the following:

(1) An Award granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines by merger or otherwise. The terms and conditions of any such Awards may vary from the terms and conditions set forth in the Plan to the extent the Administrator at the time of grant may deem appropriate, subject to Applicable Laws.

(2) An award that an Eligible Recipient purchases at Fair Market Value (including awards that an Eligible Recipient elects to receive in lieu of fully vested compensation that is otherwise due) whether or not the Shares are delivered immediately or on a deferred basis.

(u) “Exercise Price” means, (i) with respect to any Option, the per share price at which a holder of such Option may purchase Shares issuable upon exercise of such Award, and (ii) with respect to a Stock Appreciation Right, the base price per share of such Stock Appreciation Right.

(v) “Fair Market Value” of a share of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, that, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

(w) “Free Standing Rights” has the meaning set forth in Section 8.

(x) “Good Reason” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Good Reason,” “Good Reason” and any provision of this Plan that refers to “Good Reason” shall not be applicable to such Participant.

(y) “Incentive Compensation” means annual cash bonus and any Award.

(z) “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(aa) “Nonqualified Stock Option” shall mean an Option that is not designated as an ISO.

(bb) “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

(cc) “Other Stock-Based Award” means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares, dividend equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued provision of service or employment or other terms or conditions as permitted under the Plan.

(dd) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(ee) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(ff) “Plan” means this 2022 Omnibus Equity Incentive Plan.

(gg) “Related Rights” has the meaning set forth in Section 8.

(hh) “Restricted Period” has the meaning set forth in Section 9.

(ii) “Restricted Stock” means a Share granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period (or periods) of time and/or upon attainment of specified performance objectives.

(jj) “Restricted Stock Unit” means the right granted pursuant to Section 9 hereof to receive a Share at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.

(kk) “Rule 16b-3” has the meaning set forth in Section 3.

(ll) “Section 16 Officer” means any officer of the Company whom the Board has determined is subject to the reporting requirements of Section 16 of the Exchange Act, whether or not such individual is a Section 16 Officer at the time the determination to recoup compensation is made.

(mm) “Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(nn) “Stock Appreciation Right” means a right granted pursuant to Section 8 hereof to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(oo) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

(pp) “Transfer” has the meaning set forth in Section 15.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator and shall be administered, to the extent applicable, in accordance with Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3) to determine the number of Shares to be covered by each Award granted hereunder;

(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Stock or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Stock or Restricted Stock Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and each Stock Appreciation Right or the purchase price of any other Award, (iv) the vesting schedule and terms applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable) any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the payment schedules of such Awards and/or, to the extent specifically permitted under the Plan, accelerating the vesting schedules of such Awards);

(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6) to determine the Fair Market Value in accordance with the terms of the Plan;

(7) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s service or employment for purposes of Awards granted under the Plan;

(8) to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(9) to construe and interpret the terms and provisions of, and supply or correct omissions in, the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and

(10) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-United States laws or for qualifying for favorable tax treatment under applicable non-United States laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan.

(c) Subject to Section 5, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s stockholders.

(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants.

(e) The expenses of administering the Plan shall be borne by the Company and its Affiliates.

(f) If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Certificate of Incorporation or Bylaws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

Section 4. Shares Reserved for Issuance Under the Plan.

(a) Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be 2,400,000 shares of Common Stock; provided, that, shares of Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit.

(b) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If an Award entitles the Participant to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for granting Awards under the Plan. Notwithstanding the foregoing, (i) Shares surrendered or withheld as payment of either the Exercise Price of an Award (including Shares otherwise underlying a Stock Appreciation Right that are retained by the Company to account for the Exercise Price of such Stock Appreciation Right) and/or withholding taxes in respect of an Award and (ii) any Shares reacquired by the Company in the open market or otherwise using cash proceeds from the exercise of Options shall no longer be available for grant under the Plan. In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of Shares shall no longer be available for grant under the Plan.

(c) No more than 2,400,000 Shares shall be issued pursuant to the exercise of ISOs.

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the Plan pursuant to Section 4, (ii) the kind, number of securities subject to, and the Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares or other securities or the amount of cash or amount or type of other property subject to outstanding Restricted Stock, Restricted Stock Units or Other Stock-Based Awards granted under the Plan; and/or (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any; provided, however, that if the Exercise Price or purchase price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements. Except to the extent determined by the Administrator, any adjustments to ISOs under this Section 5 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants in the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients. No Participant who is a director, but is not also an employee or consultant, of the Company shall receive Awards and be paid cash compensation during any calendar year that exceed, in the aggregate, $150,000 in total value (with cash compensation measured for this purpose at its value upon payment and any Awards measured for this purpose at their grant date Fair Market Value, as determined for the Company’s financial reporting purposes), increased to $195,000 in the calendar year of such Participant’s initial service as a non-employee director.

Section 7. Options.

(a) General. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, subject to Section 7(d) of the Plan, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by Applicable Laws or (iv) any combination of the foregoing.

(f) ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company.

(1) ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(2) $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(3) Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two (2) years after the date of grant of the ISO and (ii) one (1) year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(g) Rights as Stockholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares and has satisfied the requirements of Section 15 hereof.

(h) Termination of Employment or Service. Treatment of an Option upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(i) Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Section 8. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made. Each Participant who is granted a Stock Appreciation Right shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded, the Exercise Price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Awards; Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 15 hereof.

(c) Exercise Price. The Exercise Price of Shares purchasable under a Stock Appreciation Right shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(d) Exercisability.

(1) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

(e) Payment Upon Exercise.

(1) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(f) Termination of Employment or Service. Treatment of a Stock Appreciation Right upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(g) Term.

(1) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(h) Other Change in Employment or Service Status. Stock Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment or service status of a Participant, in the discretion of the Administrator.

Section 9. Restricted Stock and Restricted Stock Units.

(a) General. Restricted Stock or Restricted Stock Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made. Each Participant who is granted Restricted Stock or Restricted Stock Units shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time restrictions, performance goals or other conditions that apply to Transferability, delivery or vesting of such Awards (the “Restricted Period”); and all other conditions applicable to the Restricted Stock and Restricted Stock Units. If the restrictions, performance goals or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant. The provisions of the Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

(b) Awards and Certificates. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an Award of Restricted Stock may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such Award. The Company may require that the share certificates, if any, evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award. Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in such Restricted Stock Award. With respect to Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the shares of Common Stock underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or his or her legal representative, in a number equal to the number of shares of Common Stock underlying the Restricted Stock Units Award. Notwithstanding anything in the Plan to the contrary, any Restricted Stock or Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period, and whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form. Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares, or cash, as applicable, shall promptly be issued (either in certificated or uncertificated form) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code.

(c) Restrictions and Conditions. The Restricted Stock or Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance goals, the Participant’s termination of employment or service with the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 11 hereof.

(2) Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to an Award, shall only become payable if (and to the extent) the underlying Restricted Stock vests. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to Shares subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Stock Units shall, unless otherwise set forth in an Award Agreement, be paid to the Participant at the time (and to the extent) Shares in respect of the related Restricted Stock Units are delivered to the Participant. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock or Restricted Stock Units, except as the Administrator, in its sole discretion, shall otherwise determine.

(3) The rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment or service as a director or independent contractor to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d) Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

Section 10. Other Stock-Based Awards.

Other Stock-Based Awards may be issued under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted. Each Participant who is granted an Other Stock-Based Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of shares of Common Stock to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards. In the event that the Administrator grants a bonus in the form of Shares, the Shares constituting such bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such bonus is payable. Notwithstanding anything set forth in the Plan to the contrary, any dividend or dividend equivalent Award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying Award.

Section 11. Change in Control.

Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that (a) a Change in Control occurs, and (b) the Participant is employed by the Company or any of its Affiliates immediately prior to the consummation of such Change in Control then upon the consummation of such Change in Control, the Administrator, in its sole and absolute discretion, may:

(a) provide that any unvested or unexercisable portion of any Award carrying a right to exercise become fully vested and exercisable; and

(b) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan to lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at target performance levels.

If the Administrator determines in its discretion pursuant to Section 3(b)(4) hereof to accelerate the vesting of Options and/or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Stock Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.

Section 12. Amendment and Termination.

The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. The Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Common Stock is traded or other Applicable Law. Subject to Section 3(c), the Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall materially impair the rights of any Participant without his or her consent.

Section 13. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 14. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of an amount up to the maximum statutory tax rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by Applicable Laws, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by Applicable Laws, to satisfy its withholding obligation with respect to any Award.

Section 15. Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or a Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

Section 16. Continued Employment or Service.

Neither the adoption of the Plan nor the grant of an Award shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 17. Effective Date.

The Plan was approved by the Board on March 24, 2022 and shall be adopted and become effective on the date that it is approved by the Company’s stockholders (the “Effective Date”).

Section 18. Electronic Signature.

Participant’s electronic signature of an Award Agreement shall have the same validity and effect as a signature affixed by hand.

Section 19. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 20. Securities Matters and Regulations.

(a) Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b) Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 21. Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 22. Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 23. No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 24. Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 25. Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 26. Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 27. Clawback.

(a) If the Company is required to prepare a financial restatement due to the material non-compliance of the Company with any financial reporting requirement, then the Committee may require any Section 16 Officer to repay or forfeit to the Company, and each Section 16 Officer agrees to so repay or forfeit, that part of the Incentive Compensation received by that Section 16 Officer during the three (3) year period preceding the publication of the restated financial statement that the Committee determines was in excess of the amount that such Section 16 Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statement. The Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much Incentive Compensation to recoup from each Section 16 Officer (which need not be the same amount or proportion for each Section 16 Officer), including any determination by the Committee that a Section 16 Officer engaged in fraud, willful misconduct or committed grossly negligent acts or omissions which materially contributed to the events that led to the financial restatement. The amount and form of the Incentive Compensation to be recouped shall be determined by the Committee in its sole and absolute discretion, and recoupment of Incentive Compensation may be made, in the Committee’s sole and absolute discretion, through the cancellation of vested or unvested Awards, cash repayment or both.

(b) Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any Applicable Laws, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such Applicable Law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 28. Governing Law.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to principles of conflicts of law of such state.

Section 29. Indemnification.

To the extent allowable pursuant to applicable law, each member of the Board and the Administrator and any officer or other employee to whom authority to administer any component of the Plan is designated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 30. Titles and Headings, References to Sections of the Code or Exchange Act.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

Section 31. Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 32. Relationship to other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

Appendix B

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS
(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)

1. Name of Corporation: Hoth Therapeutics, Inc.

2. The Articles of Incorporation have been amended as follows:

Article NINTH is hereby amended and restated as follows:

“The Corporation is authorized to issue two classes of stock. One class of stock shall be common stock, par value $0.0001 per share, of which the Corporation shall have the authority to issue 75,000,000 shares. The second class of stock shall be preferred stock, par value $0.0001 per share, of which the Corporation shall have the authority to issue 10,000,000 shares. The preferred stock, or any class or series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors of the Corporation, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors of the Corporation.

Upon the filing of this Certificate of Amendment, every shares of the Corporation’s Common Stock then issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into share of Common Stock of the Corporation (the “Reverse Stock Split”). No fractional shares shall be issued upon the Reverse Stock Split. If the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any such fractional share, round up such fractional share to the next whole share.”

3. The vote by which the shareholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is: %.

4. Effective date of filing:

5. Signature:
Robb Knie, President and Chief Executive Officer

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HOTH THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4:

1. Election of Directors to be elected for terms expiring in 2023:

Nominees:	For	Against	Abstain
1a. Robb Knie	☐	☐	☐
1b. David Sarnoff	☐	☐	☐
1c. Graig Springer	☐	☐	☐
1d. Wayne Linsley	☐	☐	☐

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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D79889-P72823

HOTH THERAPEUTICS, INC.
Annual Meeting of Shareholders
June 15, 2022
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robb Knie with power of substitution, as proxy and attorney-in-fact and hereby authorizes him to represent and vote, as provided on the other side, all the shares of Hoth Therapeutics, Inc.'s common stock which the undersigned is entitled to vote and, in his discretion, to vote upon such other business as may properly come before the 2022 Annual Meeting of Shareholders of the company to be held June 15, 2022 or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on the reverse side